                                                                      EXHIBIT 11

                STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

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
                                                     Years Ended September 30,
                                                     --------------------------
                                                       1995     1996     1997
                                                     -------- -------- --------
                                                       (Amounts in thousands,
                                                       except per share data)
PRIMARY
  Average shares outstanding                            5,561    5,691    5,823
  Net effect of dilutive stock options--based on the
   treasury stock method using average market price       280      174       90
                                                     -------- -------- --------
    Total                                               5,841    5,865    5,913
                                                     ======== ======== ========
  Net income                                         $  3,796 $    707 $      5
                                                     ======== ======== ========
  Per share amount                                   $   0.65 $   0.12 $   0.00
                                                     ======== ======== ========
FULLY DILUTED
  Average shares outstanding                            5,561    5,691    5,823
  Net effect of dilutive stock options--based on the
   treasury stock method using the year-end market
   price, if higher than the average market price         280      174       92
                                                     -------- -------- --------
    Total                                               5,841    5,865    5,915
                                                     ======== ======== ========
  Net income                                         $  3,796 $    707 $      5
                                                     ======== ======== ========
  Per share amount                                   $   0.65 $   0.12 $   0.00
                                                     ======== ======== ========
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